Exhibit 10.2

EXECUTION COPY

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made as of May 19, 2021 (the “Effective Date”) by and between Voyager Therapeutics, Inc. (the “Company”) and Michael Higgins (the “Executive”).

1.            Employment. The Company and the Executive desire that the Executive be employed as the Company’s interim President and Chief Executive Officer. The employment relationship between the Company and the Executive shall be governed by this Agreement. The Executive’s first day of employment (the “Commencement Date”) shall be on a day to be mutually agreed upon by the Company and the Executive, but shall not be later than the date following the date of the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), which is currently scheduled to be held on June 3, 2021. The Executive will cease to be employed by the Company and shall cease to be the Company’s interim President and Chief Executive Officer on the first day of employment of a permanent President and Chief Executive Officer elected by the Company’s Board of Directors (the “Board”); provided, however, that at all times, the Executive’s employment with the Company will be “at-will,” meaning that the Executive’s employment may be terminated by the Company or the Executive at any time and for any reason, subject to the terms of this Agreement. For the avoidance of doubt, it is anticipated that the Executive will remain a member and Chairman of the Board both during his employment with the Company and immediately thereafter.

2.            Position, Reporting and Duties. The Executive will report to the Board and will serve on an interim basis as the President and Chief Executive Officer of the Company, with the traditional power and duties of such office in companies of similar size to the Company and carrying out such additional executive level duties as may be reasonably assigned by the Board. The Executive shall devote substantially all of the Executive’s working time and efforts to the business and affairs of the Company and shall not engage in any other business activities without the prior written approval of the Board and provided that such activities do not create a conflict of interest or otherwise interfere with the Executive’s performance of the Executive’s duties to the Company. Notwithstanding the foregoing, the Board hereby acknowledges and approves the Executive’s continued participation as a director of all companies on which the Executive is serving as a member of the board of directors as of the Effective Date, and the Executive may serve in religious or charitable activities, and/or may continue in other professional activities in which the Executive is engaged as of the Effective Date and of which the Company is aware, as long as such services and activities do not create a conflict of interest or otherwise interfere with the Executive’s performance of the Executive’s duties to the Company. The normal place of work will be the Company’s facilities located in Cambridge, MA and Lexington, MA. It is understood and agreed that the Executive will generally be on-site in Cambridge, unless the Executive is traveling on behalf of the Company or access to the Company’s facilities is restricted pursuant to governmental or industry created mandates or guidelines.

3.            Compensation and Related Matters.

(a)            Base Salary. The Executive’s annualized base salary is $600,000, which is subject to review and redetermination by the Company from time to time. The annualized base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary will be payable in a manner that is consistent with the Company’s usual payroll practices for senior executives. For the avoidance of doubt, the Executive will not receive any compensation for the Executive’s Board service while he is employed by the Company pursuant to this Agreement.

(b)            Equity. Based on the recommendation of the Company’s Compensation Committee, the Board has authorized a grant to the Executive effective on the Commencement Date (the “Grant Date”) of an option to purchase 115,000 shares of Common Stock (“Common Stock”) of the Company (the “Option Award”). The shares underlying the Option Award (the “Option Shares”) will have an exercise price per share equal to the closing price of the Common Stock on the NASDAQ Global Select Market on the Grant Date. The Option Shares will vest on a monthly basis at the end of each month over a one (1) year period by means of twelve consecutive monthly installments of 9,583 Option Shares for the first eleven (11) consecutive months and 9,587 Option Shares for the 12th consecutive month, subject to the Executive’s continued service to the Company, including employment or continued Board service, on such vesting dates. The Option Award will be subject to and governed by the terms and conditions of the applicable equity award agreement between the Executive and the Company and the plan under which the option is granted. For the avoidance of doubt, the Executive will not be eligible for any equity grant(s) that may be awarded to other members of the Board at the 2021 Annual Meeting.

(d)            Employee Benefits. The Executive will be entitled to participate in the Company’s employee benefit plans, subject to the terms and the conditions of such plans, and the Company’s ability to amend and modify such plans at any time and from time to time without advance notice.

(e)            Reimbursement of Business Expenses. The Company shall reimburse the Executive for travel, entertainment, business development and other expenses reasonably and necessarily incurred by the Executive in connection with the Company’s business. Expense reimbursement shall be subject to such policies that the Company may adopt from time to time, including with respect to pre-approval.

4.            Compensation in Connection with a Termination for any Reason. If the Executive’s employment with the Company is terminated for any reason, the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate) any earned but unpaid Base Salary, unpaid expense reimbursements, and vested employee benefits.

5.            Confidentiality and Invention Assignment Agreement. The Executive acknowledges and agrees that he must execute the Confidentiality and Invention Assignment Agreement (the “Confidentiality Agreement”) between the Company and the Executive, attached hereto as Exhibit A, as a condition of his employment with the Company. The terms of the Confidentiality Agreement are incorporated by reference in this Agreement and the Executive hereby reaffirms the terms of the Confidentiality Agreement as a material term of this Agreement.

6.            Taxes. All forms of compensation referred to in this Agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. The Executive hereby acknowledges that the Company does not have a duty to design its compensation policies in a manner that minimizes tax liabilities.

7.            Notice and Date of Termination.

(a)            Notice of Termination. The Executive’s employment with the Company may be terminated by the Company or the Executive at any time and for any reason. Any termination of the Executive’s employment (other than by reason of death) shall be communicated in a notice of termination from one party hereto to the other party hereto (a “Notice of Termination”) in accordance with this Agreement.

(b)            Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by the Executive’s death, the date of the Executive’s death; (ii) if the Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination; provided, however, that, notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in the termination being deemed a termination by the Company.

8.            Litigation and Regulatory Cooperation. During and after the Executive’s employment, and at all times, so long as there is not a significant conflict with the Executive’s then employment, the Executive shall cooperate reasonably with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company. The Executive’s reasonable cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate reasonably with the Company in connection with any investigation or review of the Company by any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out of pocket expenses incurred in connection with the Executive’s performance of the obligations set forth in this Section.

9.            Relief. If the Executive breaches, or proposes to breach, any portion of this Agreement, including the Confidentiality Agreement, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach, and, if applicable, the Company shall have the right to suspend or terminate the payments and benefits provided to the Executive, as applicable. Such suspension or termination shall not limit the Company’s other options with respect to relief for such breach and shall not relieve the Executive of his duties under this Agreement and the Confidentiality Agreement.

10.            Scope of Disclosure Restrictions. Nothing in this Agreement or the Confidentiality Agreement prohibits the Executive from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings.  The Executive is not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information the Executive obtained through a communication that was subject to the attorney-client privilege.  Further, notwithstanding the Executive’s confidentiality and nondisclosure obligations, the Executive is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

11.            Governing Law; Consent to Jurisdiction; Forum Selection. The resolution of any disputes as to the meaning, effect, performance or validity of this Agreement or the Confidentiality Agreement, or arising out of, related to, or in any way connected with the Executive’s employment with the Company or any other relationship between the Executive and the Company (“Disputes”) will be governed by the law of the Commonwealth of Massachusetts, excluding laws relating to conflicts or choice of law. The Executive and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in the Commonwealth of Massachusetts in connection with any Dispute or any claim related to any Dispute and agree that any claims or legal action shall be commenced and maintained solely in a state or federal court located in the Commonwealth of Massachusetts.

12.            Integration. This Agreement constitutes the entire agreement between the parties with respect to the Executive’s employment, including, but not limited to, his compensation and benefits, and supersedes in all respects all prior agreements between the parties concerning such subject matter. Notwithstanding the foregoing, the Confidentiality Agreement, and any other agreement or obligation relating to confidentiality, noncompetition, non-solicitation or assignment of inventions, shall not be superseded by this Agreement, and the Executive acknowledges and agrees that any such agreements and obligations remain in full force and effect. For purposes of this Agreement, the Company shall include affiliates and subsidiaries thereof.

13.            Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any Section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14.            Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

15.            Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and (i) sent by email to the email addresses used by the Company’s General Counsel or by the Executive (as applicable) in their usual course of business; (ii) delivered by hand; (iii) sent by a nationally recognized overnight courier service or (iv) sent by registered or certified mail, postage prepaid, return receipt requested, in each case (clauses (iii) and (iv)) to the Executive at the last address the Executive has filed in writing with the Company, or (as applicable) to the Company at its main office, attention of the Company’s General Counsel.

16.            Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

17.            Assignment and Transfer by the Company; Successors. The Company shall have the right to assign and/or transfer this Agreement to any entity or person, including without limitation the Company’s parents, subsidiaries, other affiliates, successors, and acquirers of Company stock or other assets, provided that such entity or person receives all or substantially all of the Company’s assets. The Executive hereby expressly consents to such assignment and/or transfer. This Agreement shall inure to the benefit of and be enforceable by the Company’s assigns, successors, acquirers and transferees.

18.            Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but all of which together shall constitute one and the same document.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.

VOYAGER THERAPEUTICS, INC.

By:	/s/ Robert W. Hesslein

Name:	Robert W. Hesslein

Title:	SVP & General Counsel

EXECUTIVE:

/s/ Michael Higgins
Michael Higgins